UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NANODYNAMICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	41-2048510
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
901 Fuhrmann Boulevard, Buffalo, New York 14203
(Address of Principal Executive Offices)       (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Name of Each Exchange on Which Each Class
is to be Registered
Title of Each Class to be so Registered
Common Stock, par value $0.001 per share
The NASDAQ Stock Market LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [  ]
Securities Act registration statement file number to which this form relates: 333-142641
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.   Description of Registrant’s Securities to be Registered.
The description of the common stock, par value $0.001 per share, of NanoDynamics, Inc., as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (Registration No. 333-142641) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Act”), is incorporated by reference herein. In addition, the above-referenced description included in any form of prospectus filed by the Registrant pursuant to Rule 424(b) under the Act shall be deemed to be incorporated by reference herein.
Item 2.   Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES
        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NANODYNAMICS, INC.
Date: July 25, 2007	By:	/s/ Richard L. Berger
		Name:	Richard L. Berger
		Title:	President